                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT
                                 --------------



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (date of earliest event Reported) July 13, 1998
                                                         ------------------



                              COLUMBIA ENERGY GROUP
                              ---------------------
             (Exact name of registrant as specified in its charter)


            Delaware                       1-1098              13--1594808
  -----------------------------        --------------       -------------------
  (State of other jurisdiction          (Commission           (IRS Employer
  of incorporation)                     File Number)        Identification No.)


          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
          ------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (703) 295-0300
                                                           ---------------

Item 5.    Other Events

           Information contained in a News Release dated July 13, 1998 is incorporated herein by reference.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Columbia Energy Group
                                               ---------------------
                                                     (Registrant)




                                               By     /s/J. W. Grossman
                                                 ---------------------------
                                                         Vice President &
                                                         Controller

Date: July 13, 1998

For Immediate Release                                 Contact: John H. Jennrich
July 13, 1998                                                    (703) 295-0423



             OPERATING IMPROVEMENTS PARTIALLY OFFSET ADVERSE WEATHER
               FOR COLUMBIA ENERGY GROUP'S SECOND-QUARTER EARNINGS

            RESTON, Va., July 13 - Columbia Energy Group today reported second-quarter 1998 net income of $22.8 million, or 27 cents per share, compared with $34.9 million, or 42 cents per share, during the same period last year. This $12.1 million decrease was attributable largely to weather that was 38 percent warmer than last year.

            All per-share amounts reflect the 3-for-2 stock split that occurred on June 15, 1998.

            Despite the adverse impact of the warmer weather, Oliver G. Richard III, Columbia chairman, CEO and president, emphasized that "During the quarter, Columbia continued to show improvements in operations." Richard specifically cited the benefits of "innovative regulatory programs, reductions in operation and maintenance costs and a 57-percent increase from our exploration and production (E&P) operations."

            The warm second quarter, compared with last year's 44 percent colder-than-normal weather, reduced earnings by $16.6 million, or 20 cents per share.

            During the second quarter, Richard said, Columbia continued the aggressive expansion of its retail unbundling and marketing activities. "We just received a green light from the Public Utilities Commission of Ohio to expand the pilot supplier-choice program in Toledo to all of our 1.3 million Ohio customers, with suppliers free to sign up customers beginning Aug. 1. In Pennsylvania, the regulatory commission last week approved an expansion of Columbia Gas of Pennsylvania's supplier-choice program. As a result, nearly 70 percent of the company's 382,000 customers will have the opportunity to choose suppliers other than the utility, which, however, will continue to deliver the gas to customers. These increases in Ohio and Pennsylvania mean that, systemwide, 85 percent of our utility customers will be able to choose their gas supplier. This is a win-win situation for customers and Columbia, the result of injecting a dose of economic democracy into the natural gas marketplace. Customers in our Ohio program, for example, are saving nearly 11 percent per month on their gas bills. At the same time, we can create new markets and expand our nonregulated retail operations to maintain our leadership position as a supplier of choice in today's developing energy marketplace."

            "Our nonregulated supply strategy continues to pay off as well," Richard added. "Largely due to last year's acquisition of an Appalachian supplier, operating income in our E&P business rose 57 percent in the second quarter. We've also made important progress in building the electricity supply part of our business; thus far this year, we've unveiled plans to develop with partners more than 1,500 megawatts (Mw) of electric power generation. Specifically, as previously announced, we're working with Westcoast Energy Inc. on developing three gas-fired plants in northeastern North America, and with LG&E Power Inc. to build a 550-Mw gas-fired cogeneration plant on a Reynolds Metals site in Gregory, Texas."

            Operating income for the quarter was $70.9 million compared with $84.3 million last year, a decline of $13.4 million. The warmer weather resulted in a $26 million decrease in operating income versus last year and a $5.4 million reduction when compared with normal weather. Costs related to investment in infrastructure for the marketing company further reduced operating income. Also impacting period-to-period comparisons was last year's regulatory settlement at Columbia Gas Transmission Corp. that included the sale of storage base gas and provided a $19.1 million benefit to 1997 operating income.

Operating Income (Loss) by Segment

            Second-quarter 1998 operating income for the transmission and storage segment was $58.8 million, a decrease of $6 million from the same period last year, which included the $19.1 million improvement from Columbia Gas Transmission's rate settlement mentioned above. The second quarter benefited from lower operating costs achieved through restructuring initiatives implemented over the past year. Also improving results were increased revenue from Columbia Transmission's market expansion project, which began operations in November 1997, and the effect of Columbia Gulf Transmission Co.'s regulatory settlement in May 1998. In the second quarter of 1997, restructuring costs of $7.9 million were recorded.

            The distribution segment's second-quarter operating income of $13.4 million declined $7.9 million from the same period in 1997 due to significantly warmer weather and, thus, reduced gas usage for heating. While last year's weather was 44 percent colder than normal, this year's weather was 11 percent warmer than normal, which, taken together, decreased period-to-period results $26 million. Offsetting the impact of the warmer weather were lower operating expenses and higher revenues from certain gas management activities that Columbia Gas of Ohio was allowed to retain under the terms of its 1997 rate settlement.

            Operating income of $8.5 million for the exploration and production segment increased $3.1 million over the second quarter of 1997, reflecting higher gas production and prices. Production increased 23 percent to 10.3 billion cubic feet (Bcf) from 8.4 Bcf, due in part to an acquisition in mid-1997. Gas prices averaged $2.81 per thousand cubic feet (Mcf), up 14 cents per Mcf over the same period last year.

            Beginning with the second quarter of 1998, Columbia is reporting the marketing operations as a separate segment. The marketing segment reflects Columbia Energy Services Corp.'s sales and trading results for natural gas and electricity as well as for related energy service products. The marketing segment reported an operating loss of $7.6 million, primarily reflecting increased investment in its infrastructure and higher expenses associated with additions to staff. In the same period last year, this segment had a loss of $400,000. Columbia Energy's power marketing activity, which began in December 1997, improved second-quarter results. Gas sales volume was 347.4 Bcf for the second quarter, an increase of 225.7 Bcf over last year.

            The business segment that includes propane, power generation and liquefied natural gas (LNG) had an operating loss of $200,000, unchanged from last year.

                 RECORD WARM WEATHER AFFECTS FIRST-HALF RESULTS

Net Income

            Columbia's net income for the first half of 1998 was $170.3 million, a decrease of $27.3 million from the same period last year. After restating for the stock split, earnings decreased 34 cents per share to $2.04 per share. This decrease was largely due to the record-breaking first-quarter warm weather that continued into the second quarter, making the first six months of 1998 the warmest on record for Columbia.

            Significant items increasing income for the first half of 1998 included (1) a $15.9 million after-tax reduction in the cost of postretirement benefits, reflecting a buyout of a portion of those liabilities with an insurance carrier; (2) $10 million from tax planning initiatives; (3) $8.7 million from the sale of certain gas storage volumes; (4) lower operating expenses for the rate-regulated subsidiaries; and (5) increased gas production and prices for the

E&P segment. These benefits were offset partially by Columbia's investment in its marketing operations.

            Significant improvements in 1997 included (1) $12.8 million from the implementation of tax planning initiatives; (2) $12.4 million as a result of Columbia Transmission's regulatory settlement that included the sale of storage base gas; and (3) $5.5 million from a gain on the deactivation of a storage field.

Operating Income (Loss) by Segment

            Operating income from Columbia's transmission and storage segment for the six months ended June 30, 1998, was $176.6 million, an increase of $20.3 million over the same period last year. The improvement reflected the sale of certain gas storage volumes, reduced operation and maintenance costs through the implementation of restructuring initiatives, and the effect of Columbia Gulf's recent regulatory settlement. In 1997 operating income increased $19.1 million due to the impact of Columbia Transmission's regulatory settlement and was reduced $7.9 million for restructuring charges.

            The local distribution segment's operating income of $133.5 million declined $28.4 million from last year due largely to the effect of 20 percent warmer weather, which alone reduced income $52 million. This adverse weather impact plus higher gross receipts taxes were offset partially by the favorable effects of a reduction in postretirement benefit costs, lower operation and maintenance costs and the Columbia Gas of Ohio regulatory settlement.

            The exploration and production segment's $22.9 million operating income reflected an increase of $5.8 million over the first half of 1997. The improvement was due to 21 percent higher gas production and a 14 percent increase in the average price received for gas sales. The higher average gas price reflected the benefit of locking in prices last fall when prices were higher than in 1998. The increased production was attributable largely to the 1997 acquisition of an Appalachian producer. Gas production for the first half of 1998 was 20.2 Bcf at an average price of $3.09 per Mcf. In 1997 a $4.1 million improvement was recorded for a contract buyout by a cogeneration facility.

            The marketing segment recorded an operating loss of $13.1 million compared with operating income of $600,000 in the first half of 1997. Columbia made significant investments in the marketing segment's infrastructure, a cost that more than offset an increase of 200-plus percent in the volume sold, which in the first half of 1998 was 711.6 Bcf, an increase of

483.2 Bcf. The volume increase was predominately in the lower-margin wholesale market.

            Operating income of $7.3 million for the propane, power generation and LNG segment was $2.8 million lower than for the same period last year. This decrease reflects the negative effect of warmer weather on propane operations in 1998 as well as a $3.2 million one-time benefit in 1997 for the assumption of a cogeneration transportation contract.

Other Income (Deductions)

            Other income of $5.5 million decreased $14.9 million from last year while interest expense of $80.1 million increased $1.8 million. These changes were due primarily to lower interest income on temporary cash investments, increased interest expense on short-term borrowing and to an $8.5 million gain recorded last year for the deactivation of a storage field.

Income Taxes

            Income tax expense of $80.2 million for the first half of 1998 decreased $5.2 million from the same period last year, reflecting lower pre-tax income. Additionally, both years benefited from reduced taxes as a result of implementing tax planning initiatives.

            Columbia Energy Group, located in Northern Virginia, is one of the nation's leading energy companies, with assets of more than $6 billion. Its operating companies are engaged in all phases of the natural gas business plus marketing, energy management services, propane sales and electric power generation, sales and trading. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers - 12 percent of the nation's total - in 15 states and the District of Columbia.

            Information about Columbia Energy Group is available on the World Wide Web at www.columbiaenergygroup.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

                                       ###


CONTACTS FOR FINANCIAL COMMUNITY:

THOMAS L. HUGHES: (703) 295-0429
MELISSA E. BOCKELMANN: (703) 295-0427

                              COLUMBIA ENERGY GROUP
                     Summary of Financial and Operating Data



                                                                         THREE MONTHS                         SIX MONTHS
                                                                        ENDED JUNE 30                       ENDED JUNE 30
                                                                    ----------------------              ----------------------
                                                                    1998              1997              1998              1997
                                                                    ----              ----              ----              ----
INCOME STATEMENT DATA
---------------------
 ($ millions)
   Energy sales ........................................         1,149.0             629.5           2,748.6           1,960.2
   Less: Products purchased.............................           936.8             400.3           2,156.0           1,297.0
                                                                 -------            ------           -------           -------

   Gross Margin.........................................           212.2             229.2             592.6             663.2

   Transportation.......................................           121.5             120.3             282.7             268.8
   Production gas sales.................................            11.7               8.4              29.1              13.7
   Other................................................            40.2              49.2             103.7              89.5
                                                                 -------            ------           -------           -------
Total Net Revenues......................................           385.6             407.1           1,008.1           1,035.2
                                                                 -------            ------           -------           -------

Operating Expenses
   Operation and maintenance............................           216.9             227.4             423.0             450.9
   Depreciation and depletion...........................            52.8              49.2             126.0             120.4
   Other taxes..........................................            45.0              46.2             134.0             123.0
                                                                 -------            ------            ------          --------
Total Operating Expenses................................           314.7             322.8             683.0             694.3
                                                                 -------            ------            ------          --------

Operating Income........................................            70.9              84.3             325.1             340.9
                                                                 -------            ------            ------          --------

Other Income (Deductions)
   Interest income and other, net.......................             3.2               6.1               5.5              20.4
   Interest expense and related charges.................           (38.5)            (38.0)            (80.1)            (78.3)
                                                                 -------            ------            ------          --------
Total Other Income (Deductions).........................           (35.3)            (31.9)            (74.6)            (57.9)
                                                                 -------            ------            ------          --------

Income before Income Taxes .............................            35.6              52.4             250.5             283.0
Income Taxes............................................            12.8              17.5              80.2              85.4
                                                                 -------            ------            ------          --------

Net Income .............................................            22.8              34.9             170.3             197.6
                                                                 =======            ======            ======          ========

PER SHARE DATA (a)
------------------
   Earnings Per Common Share ($)........................            0.27              0.42              2.04              2.38
   Average Common Shares
      Outstanding (millions)............................            83.3              83.1              83.3              83.0

   Diluted Earnings Per Common Share ($)................            0.27              0.42              2.03              2.37
   Diluted Average Common Shares (millions).............            83.7              83.3              83.7              83.3



(a) All per share amounts and average common shares outstanding have been restated to reflect a three-for-two common stock split in the form of a stock dividend effective June 15, 1998.

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)



OPERATING INCOME (LOSS) BY SEGMENT
($ millions)

                                                TRANSMISSION AND STORAGE OPERATIONS
                                                -----------------------------------

                                                                                 THREE MONTHS                    SIX MONTHS
                                                                                ENDED JUNE 30                  ENDED JUNE 30
                                                                            ----------------------         ----------------------
                                                                            1998              1997         1998              1997
                                                                            ----              ----         ----              ----
 OPERATING REVENUES

     Transportation revenues...............................                134.5             136.8        314.6             317.0
     Storage revenues......................................                 45.7              48.3         92.3              91.8
     Other revenues........................................                  4.9              22.6         23.1              29.7
                                                                          ------            ------       ------            ------
  Total Operating Revenues.................................                185.1             207.7        430.0             438.5
                                                                          ------            ------       ------            ------

  OPERATING EXPENSES
     Operation and maintenance.............................                 89.0             102.5        174.5             201.4
     Depreciation..........................................                 24.0              26.6         50.0              52.9
     Other taxes...........................................                 13.3              13.8         28.9              27.9
                                                                          ------            ------       ------            ------
  Total Operating Expenses.................................                126.3             142.9        253.4             282.2
                                                                          ------            ------       ------            ------

  OPERATING INCOME.........................................                 58.8              64.8        176.6             156.3
                                                                          ======            ======       ======            ======


                                                                 DISTRIBUTION OPERATIONS
                                                                 -----------------------

                                                                                 THREE MONTHS                    SIX MONTHS
                                                                                ENDED JUNE 30                  ENDED JUNE 30
                                                                            ----------------------        -----------------------
                                                                            1998              1997         1998              1997
                                                                            ----              ----         ----              ----
  NET REVENUES
     Sales revenues........................................                276.5             342.8      1,020.5           1,368.0
     Less: Cost of gas sold................................                158.3             207.5        639.8             926.6
                                                                          ------            ------     --------          --------
     Net Sales Revenues....................................                118.2             135.3        380.7             441.4
                                                                          ------            ------     --------          --------

     Transportation revenues...............................                 35.8              33.3         93.5              75.4
     Less:  Associated gas costs...........................                  4.4               3.3         10.0               6.2
                                                                          ------            ------     --------          --------
     Net Transportation Revenues...........................                 31.4              30.0         83.5              69.2
                                                                          ------            ------     --------          --------

  Net Revenues.............................................                149.6             165.3        464.2             510.6
                                                                          ------            ------     --------          --------

  OPERATING EXPENSES
     Operation and maintenance.............................                 92.0             102.6        183.9             212.8
     Depreciation..........................................                 16.7              12.4         50.5              48.0
     Other taxes...........................................                 27.5              29.0         96.3              87.9
                                                                          ------            ------     --------          --------
  Total Operating Expenses ................................                136.2             144.0        330.7             348.7
                                                                          ------            ------     --------          --------

  OPERATING INCOME.........................................                 13.4              21.3        133.5             161.9
                                                                          ======            ======     ========          ========

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)



                                         EXPLORATION AND PRODUCTION OPERATIONS
                                         -------------------------------------

                                                                            THREE MONTHS                       SIX MONTHS
                                                                           ENDED JUNE 30                     ENDED JUNE 30
                                                                       ----------------------           -----------------------
                                                                       1998              1997            1998              1997
                                                                       ----              ----            ----              ----

OPERATING REVENUES

   Gas revenues.......................................                 28.8              25.8            62.4              53.7
   Other revenues.....................................                  3.6               0.9             7.4               2.0
                                                                      -----             -----           -----             -----
Total Operating Revenues..............................                 32.4              26.7            69.8              55.7
                                                                      -----             -----           -----             -----

OPERATING EXPENSES
   Operation and maintenance..........................                 12.4              11.4            22.8              20.1
   Depreciation and depletion.........................                  8.7               7.8            18.9              14.6
   Other taxes........................................                  2.8               2.1             5.2               3.9
                                                                      -----             -----           -----             -----
Total Operating Expenses..............................                 23.9              21.3            46.9              38.6
                                                                      -----             -----           -----             -----

OPERATING INCOME......................................                  8.5               5.4            22.9              17.1
                                                                      =====             =====           =====             =====

                                                              MARKETING OPERATIONS
                                                              --------------------

                                                                            THREE MONTHS                       SIX MONTHS
                                                                           ENDED JUNE 30                     ENDED JUNE 30
                                                                       ----------------------            ----------------------
                                                                       1998              1997            1998              1997
                                                                       ----              ----            ----              ----
NET REVENUES
   Energy revenues....................................                873.2             295.9         1,738.6             602.0
   Less: Products purchased...........................                861.5             291.7         1,715.6             592.5
                                                                      -----             -----         -------             -----
Net Energy Revenues...................................                 11.7               4.2            23.0               9.5
                                                                      -----             -----        --------             -----

OPERATING EXPENSES
   Operation and maintenance..........................                 18.0               4.3            33.5               8.2
   Depreciation.......................................                  0.7               0.1             1.4               0.2
   Other taxes........................................                  0.6               0.2             1.2               0.5
                                                                      -----             -----        --------             ----
Total Operating Expenses..............................                 19.3               4.6            36.1               8.9
                                                                      -----             -----        --------             -----

OPERATING INCOME (LOSS)...............................                 (7.6)             (0.4)          (13.1)              0.6
                                                                      =====             =====        ========             =====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                                            PROPANE, POWER GENERATION AND LNG OPERATIONS
                                            --------------------------------------------


                                                                       THREE MONTHS                      SIX MONTHS
                                                                      ENDED JUNE 30                    ENDED JUNE 30
                                                                  ----------------------           ----------------------
                                                                  1998              1997           1998              1997
                                                                  ----              ----           ----              ----
NET REVENUES
   Propane revenues..............................                 11.3              12.7           37.6              41.2
   Less: Products purchased......................                  5.6               7.0           18.5              23.2
                                                                ------             -----         ------             -----
   Net Propane Revenues..........................                  5.7               5.7           19.1              18.0

   Power Generation..............................                  2.3               2.3            3.8               8.4

   Other Revenues................................                  2.0               2.6            4.4               5.4
                                                                ------             -----         ------             -----

Net Revenues.....................................                 10.0              10.6           27.3              31.8
                                                                ------             -----         ------             -----

OPERATING EXPENSES
   Operation and maintenance.....................                  8.5               9.4           16.8              18.9
   Depreciation..................................                  1.2               0.9            2.2               1.7
   Other taxes...................................                  0.5               0.5            1.0               1.1
                                                                ------             -----         ------             -----
Total Operating Expenses.........................                 10.2              10.8           20.0              21.7
                                                                ------             -----         ------             -----

OPERATING INCOME (LOSS)..........................                 (0.2)             (0.2)           7.3              10.1
                                                                ======             =====         ======             =====

                                                              CORPORATE
                                                              ---------

                                                                       THREE MONTHS                     SIX MONTHS
                                                                      ENDED JUNE 30                   ENDED JUNE 30
                                                                  ----------------------          ----------------------
                                                                  1998              1997          1998              1997
                                                                  ----              ----          ----              ----
OPERATING (LOSS).................................                 (2.0)             (6.6)         (2.1)             (5.1)
                                                                  ====              ====          =====             ====

                             COLUMBIA ENERGY GROUP
              Summary of Financial and Operating Data (continued)






                                                                                          JUNE 30, 1998        DECEMBER 31, 1997
                                                                                          -------------        -----------------
CAPITALIZATION
--------------
($ millions)
Common Stock Equity
      Common stock,  $10 par value,
      outstanding 83,371,109 and 55,495,460 shares,
      respectively......................................................                        833.7                  554.9

      Additional paid in capital........................................                        758.3                  754.2

      Retained earnings.................................................                        344.0                  482.7

      Unearned employee compensation....................................                         (0.9)                  (1.1)

      Accumulated Other Comprehensive Income:
         Foreign currency translation adjustment........................                         (0.1)                     -
                                                                                             --------               --------

Total Common Stock Equity...............................................                      1,935.0                1,790.7

Long-Term Debt..........................................................                      2,002.2                2,003.5
                                                                                             --------                -------

Total Capitalization....................................................                      3,937.2                3,794.2
                                                                                             ========                =======

Short-Term Debt.........................................................                         45.9                  328.1
                                                                                             ========                =======

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                                                                         THREE MONTHS                    SIX MONTHS
                                                                        ENDED JUNE 30                  ENDED JUNE 30
                                                                    ----------------------         ----------------------
                                                                    1998              1997         1998              1997
                                                                    ----              ----         ----              ----
AVERAGE PRICE OF GAS PRODUCTION ($ PER Mcf)
      U.S...................................................        2.81              2.67         3.09              2.72
      Canada................................................        2.66                 -         2.79                 -

OPERATING DATA
   Gas Production (billion cubic feet):
      U.S...................................................        10.2               8.4         20.1              16.7
      Canada................................................         0.1                 -          0.1                 -
                                                                  ------            ------       ------           -------
      Total.................................................        10.3               8.4         20.2              16.7
                                                                  ======            ======       ======           =======

   Propane gallons sold (millions)..........................        10.0              12.1         34.8              36.9
                                                                  ======            ======       ======           =======

   Marketing volumes sold
      Gas sales (billion cubic feet)........................       347.4             121.7        711.6             228.4
      Power sales (thousand megawatt hours).................       3,048                 -        3,353                 -

THROUGHPUT
  Transmission (billion cubic feet):
      Transportation
        Columbia Transmission
           Market area......................................       166.9             196.4        523.6             574.2
        Columbia Gulf
           Main-line........................................       151.1             161.9        281.8             312.9
           Short-haul.......................................        59.4              57.0        121.6             119.0
           Intrasegment eliminations........................      (147.4)           (160.6)      (272.4)           (305.4)
                                                                  ------            ------       ------             -----
  Total Throughput..........................................       230.0             254.7        654.6             700.7
                                                                  ======            ======       ======             =====

  Distribution (billion cubic feet):
   Gas sales................................................        28.8              41.0        129.0             163.8
   Transportation...........................................        62.5              61.0        146.6             133.0
                                                                  ------            ------        -----            ------
  Total Throughput..........................................        91.3             102.0        275.6             296.8
   Off-system sales.........................................        22.4              10.9         51.4              42.2
                                                                  ------            ------       ------            ------
  Total Sold and Transported................................       113.7             112.9        327.0             339.0
                                                                  ======            ======        =====            ======

  DEGREE DAYS-DISTRIBUTION SERVICE TERRITORY
     Actual.................................................         518               837        2,837             3,530
     Normal.................................................         580               580        3,527             3,527
     % Colder (warmer) than normal..........................         (11)               44          (20)                -
     % Colder (warmer) than prior period....................         (38)               19          (20)               (7)